                                                                     Exhibit 3.2

                       CERTIFICATE OF AGREEMENT OF MERGER

                                       OF

                  INSTRUMENT TECHNOLOGY CORPORATION (DEL.DOM.)

                                     MERGING

                        AEROSONIC CORPORATION (FLA.DOM.)

                                 UNDER NAME OF

                  INSTRUMENT TECHNOLOGY CORPORATION (DEL.DOM.)

                                     6969-6

                                     FILED

                               JAN 12 1970 8:30 AM

                              AGREEMENT OF MERGER

     Agreement of Merger, dated this 9 day of January, 1970, pursuant to
Section 252 of the General Corporation law of the State of Delaware, between Instrument Technology Corporation, a Delaware corporation, hereinafter called ITC, and Aerosonic Corporation, a Florida corporation, hereinafter called Aerosonic,

     WITNESSETH that:

     Whereas, all of the constituent corporations desire to merge into a single corporation; and

     Whereas, said ITC by its Certificate of Incorporation which was filed in the office of the Secretary of State of Delaware on December 26, 1968, and recorded in the office of the Recorder of Deeds for the County of New Castle, on December 26, 1968, and by the Certificate of Amendment which was so filed and recorded on February 6, 1969, has an authorized capital stock consisting of Two Million Four Hundred Thousand (2,400,000) shares, divided into Four Hundred Thousand (400,000) shares of non-voting preferred class A stock of the par value of One Dollar ($1.00) each amounting in the aggregate to Four Hundred Thousand Dollars ($400,000) and Two Million (2,000,000) shares of common stock of the par value of Ten Cents ($0.10) each amounting in the aggregate to Two Hundred Thousand Dollars ($200,000) of which stock Two Hundred Thousand (200,000) shares of such preferred stock and One Million Four Hundred Seventy-eight Thousand (1,478,000) shares of such common stock are now issued and outstanding and such shares shall remain issued and outstanding; and

     Whereas, said Aerosonic, a corporation organized under the laws of the State of Florida by its Certificate of Incorporation which was filed in the office of the Secretary of State of Florida, on August 14, 1957, has an authorized capital stock consisting of One Million (1,000,000) shares of the par value of Ten Cents ($.10) each, all of one class, amounting in the aggregate to One Hundred Thousand Dollars ($100,000) of which stock Six Hundred Eighty-four Thousand Two Hundred (684,200) shares are now issued and outstanding; and

     Whereas, the registered office of said ITC in the State of Delaware is located at One Hundred West Tenth Street in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is the Corporation Trust Company; and the registered office of Aerosonic in the State of Florida is located at 1212 North Hercules Road in the City of Clearwater, County of Pinellas, and the name of its registered agent is Herbert J. Frank, 1212 North Hercules Road, Clearwater, County of Pinellas,

     Now, therefore, the corporations, parties to this Agreement in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

     First: ITC hereby merges into itself Aerosonic, which shall be the merged corporation, and said Aerosonic shall be and hereby is merged into ITC, which shall be the surviving corporation.

     Second: The Restated Certificate of Incorporation of ITC authorizing ITC to issue Four Million (4,000,000) shares of Common Stock of the par value of Ten Cents ($.10) is stated in its entirety and attached hereto as Exhibit A, and all the terms and provisions thereof are hereby incorporated in this Agreement and made a part hereof with the same force and effect as if herein set forth in full; and, from and after the effective date of the merger and until further amended as provided by law Exhibit A, separate and apart from this Agreement of Merger shall be, and may be separately certified as, the Restated Certificate of Incorporation of the surviving corporation.

     Third: Each share of common stock of the merged corporation which shall be outstanding on the effective date of this Agreement, and all rights in respect thereof shall forthwith be changed and converted into the greater of (i) 1 1/2 shares of Common Stock of ITC, or (ii) the number of shares of ITC which will be equivalent to a market value of at least $12.00 for each share of Aerosonic Common Stock exchanged in the merger (market value being defined as the mean between the bid and asked prices of the Common Stock of ITC as reported by the National Quotation Bureau, Inc., at the close of business on the day immediately preceding the Special Meeting of Aerosonic Shareholders to be held on January 9,
1970).

     Fourth: The terms and conditions of the merger are as follows:

          (a) The bylaws of the surviving corporation as they shall exist on the effective date of this Agreement shall be and remain the bylaws of the surviving corporation until the same shall be altered, amended or replaced as therein provided.

          (b) The directors and officers of the surviving corporation shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

          (c) This merger shall become effective upon filing and recording this instrument according to the laws of Delaware.

          (d) Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or deed. and all property, rights, and every other interest of the surviving corporation and the merged corporation shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively. The merged corporation hereby agrees from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the merged corporation and the proper officers and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action.

     Fifth: Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned by the board of directors of any constituent corporation at any time prior to the date of filing and recording this instrument according to the laws of Delaware.

     Sixth: The manner of converting shares of Aerosonic into shares of ITC shall be as follows:

          (a) The shares of Preferred Stock and Common Stock of ITC whether authorized or issued on the effective date of the merger, shall not be converted or exchanged as a result of the merger, but upon said date, all shares of Preferred Stock and Common Stock of ITC, theretofore authorized (whether issued or unissued) shall be and be deemed to be shares of Preferred Stock and Common Stock, respectively, of the surviving corporation, and all such shares of stock of ITC outstanding on the effective date of the merger shall remain outstanding, shall be deemed fully paid and nonassessable and shall retain all rights to accrued and unpaid dividends, if any. There shall be no changes or modifications of the preferences and rights of, or in the provisions of the Certificate of Incorporation relating or pertaining to, the Preferred Stock of ITC.

          (b) After the effective date of the merger and until surrendered for exchange, each certificate representing shares of Common Stock of Aerosonic shall be deemed to evidence the number of shares of the Stock of ITC which the holder of an Aerosonic share certificate would be entitled to receive upon surrender thereof for exchange as provided herein. In the event that any of such stock shall remain unexchanged at the time for payment of any dividends declared on shares of ITC's stock issued hereunder, then in such event payment of dividends on unexchanged stock shall be withheld by ITC until the stock is exchanged and shall then be paid over to the person exchanging such stock, without interest.

          (c) The stock transfer books of Aerosonic shall be closed at the close of business on the effective date of the merger, and the holders of record as of that date shall be the stockholders who are entitled to exchange and convert their shares into shares of ITC as herein provided. Except as hereinafter provided, no transfers or assignments of any of the shares of the stock of Aerosonic will take place after said date until the stock is exchanged for that of ITC. In the event of a transfer of ownership of such stock not recorded on the books of Aerosonic, the

     ITC stock may be issued to the transferee if the certificate is accompanied by all documents required to evidence and effect such transfer and by the applicable stock transfer taxes.

          (d) Neither certificates for fractional shares of ITC Common Stock nor scrip certificates will be issued to the holders of Common Stock of Aerosonic, and no dividend declared by the Board of Directors of the surviving corporation will be payable with respect to any such fractional interest. Arrangements will be made so that for 60 days after the effective date of the merger, any such holder may, through a bank or trust company (the "exchange agent") acting as agent of such holder, give orders to purchase any additional fractional share interest required to make up a whole share or sell any fractional share interest to which he is entitled. If any person shall surrender two or more certificates for exchange, the shares to be issued in exchange therefor shall be added, and the privilege of purchase or sale, which is intended to be in lieu of the issuance of a fraction of a share, shall apply only if such addition shall result in a right to acquire or to sell a fractional share. As soon as practicable after the expiration of such period, all shares of ITC Common Stock held to cover fractional share interests, for which buy or sell instructions have not been received or executed, will be sold for the account of the holders of such fractional share interests, and the proceeds of sale, net of expenses, will be delivered to each such holder upon surrender of his Aerosonic stock certificate at any time within 6 years after the effective date of the merger. Upon the expiration of such 6-year period, the exchange agent will deliver to ITC all unclaimed proceeds of sale of such fractional share interests, and no former Aerosonic stockholder will have any rights therein.

          (e) All shares of Common Stock of ITC for which shares of Common Stock of Aerosonic are exchanged, as above provided shall be fully-paid and nonassessable.

     IN WITNESS WHEREOF, the parties to this agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective boards of directors have caused these presents to be executed by the Vice President and attested by the Secretary of ITC, and the President and Secretary of Aerosonic and the respective corporate seals affixed.

                                         INSTRUMENT TECHNOLOGY CORPORATION

(Corporate Seal)


ATTEST:                                  By /s/ Kenneth Foulk
                                            ------------------------------------
                                            Vice President and Director


By /s/ Laurence Friedman                 /s/ A.L. Benmayor
   -----------------------------------   ---------------------------------------
   Secretary                                         Director


                                         /s/ Herbert Frank
                                         ---------------------------------------
                                                     Director


                                         /s/ Sol Kotz
                                         ---------------------------------------
                                                     Director

                                         Majority of Board of Directors
                                         (4 of 4 members)


(Corporate Seal)                         AEROSONIC CORPORATION


ATTEST:                                  By /s/ Herbert Frank
                                            ------------------------------------
                                            President and Director


By /s/ A.L. Benmayor                     /s/ A.L. Benmayor
   -----------------------------------   ---------------------------------------
   Secretary                                         Director


                                         /s/ Laurence Friedman
                                         ---------------------------------------
                                                     Director


                                         /s/ Kenneth Foulk
                                         ---------------------------------------
                                                     Director


                                         /s/ Director
                                         ---------------------------------------
                                                     Director


                                         /s/ Director
                                         ---------------------------------------
                                                     Director


                                         /s/ Ann Doss
                                         ---------------------------------------
                                                     Director


                                         /s/ Sol Kotz
                                         ---------------------------------------
                                                     Director

                                         Majority of Board of Directors
                                         (8 of 9 members)

     I, LAURENCE FRIEDMAN, Secretary of Instrument Technology Corporation, a corporation organised and existing under the laws of the State of Delaware, hereby certify, as such secretary and under the seal of said corporation, that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of Aerosonic Corporation, a corporation of the State of Florida, was duly submitted to the stockholders of said Instrument Technology Corporation at a special meeting of said stockholders called and held separately from the meeting of stockholders of any other corporation after at least 20 days' notice by mail as provided by section 252 and section 251 of Title 8 of the Delaware Code of 1953 on the 9th day of January, 1970, for the purpose of considering and taking action upon the proposed Agreement of Merger; that 1,478,000 shares of common stock and 200,000 shares of preferred stock of said corporation were on said date issued and outstanding having voting power; that the proposed Agreement of Merger was approved by the stockholders by an affirmative vote representing at least a majority of both classes of the outstanding stock of said corporation entitled to vote thereon as a class and that thereby the Agreement of Merger was at said meeting duly adopted as the act of the stockholders of said Instrument Technology Corporation and the duly adopted agreement of said corporation.

     WITNESS my hand and the seal of said Instrument Technology Corporation on the 9th day of January, 1970.


                                                   /s/ Laurence Friedman
                                                   -----------------------------
                                                              Secretary

(Corporate Seal)

     I, A. L. BENMAYOR, Secretary of Aerosonic Corporation, a corporation of the State of Florida, DO HEREBY CERTIFY, in accordance with the provisions of the Florida Statutes, that the foregoing Agreement of Merger of Instrument Technology Corporation and Aerosonic Corporation, was submitted to the stockholders of said Aerosonic Corporation, at a meeting thereof called separately from any meeting of the stockholders of said Instrument Technology Corporation for the purpose of taking the same into consideration, and duly held in accordance with the provisions of the Florida Statutes, and that at said meeting said Agreement of Merger was, considered and a vote by ballot, in person or by proxy, was taken for the adoption or rejection of the same, and the votes of the stockholders of said Aerosonic Corporation, entitling them to exercise at least a majority of the voting power on a proposal to merge said corporation with another were for the adoption of said Agreement.

     IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of said Aerosonic Corporation, this 9th day of January, 1970.


                                                      /s/ A. L. Benmayor
                                              ----------------------------------
                                                           Secretary

                                              AEROSONIC CORPORATION

(Corporate Seal)

     THE ABOVE AGREEMENT of MERGER, having been executed on behalf of each corporate party thereto, and having been adopted separately by each corporate party thereto, in accordance with the provisions of the General Corporation Law of the State of Delaware, and Ch. 608 of the Revised Statutes of the State of Florida, the Vice-President of Instrument Technology Corporation and the President of Aerosonic Corporation do now hereby execute the said Agreement of Merger and the Secretary of each corporate party thereto does now hereby attest the said Agreement of Merger under the corporate seals of their respective corporations, by authority of the directors and stockholders thereof, as the respective act, deed and agreement of each of said corporations, on this 9th day of January, 1970.

                                         INSTRUMENT TECHNOLOGY CORPORATION


                                              /s/ Kenneth Foulk
                                              ----------------------------------
                                              Vice-President

(Corporate Seal)

ATTEST:


/s/ Laurence Friedman
-------------------------------------
       Secretary


                                         AEROSONIC, CORPORATION


                                              /s/ Herbert Frank
                                              ----------------------------------
                                                President

(Corporate Seal)

ATTEST:


/s/ A. L. Benmayor
-------------------------------------
     Secretary

STATE OF FLORIDA   )
                   )  ss:
COUNTY OF PINELLAS )

     BE IT REMEMBERED that on this 9th day of January 1970, personally came before me, a Notary Public in and for the County and State aforesaid, Kenneth Foulk, Vice-President of Instrument Technology Corporation, a corporation of the State of Delaware, and he duly executed said Agreement of Merger before me and acknowledged the said Agreement of Merger to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said Agreement of Merger and attested by the Secretary of said corporation is the common or corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.


                                                         /s/ Sue Davis
                                                         -----------------------
                                                         Notary Public

(Seal)

STATE OF FLORIDA    )
                    )  ss:
COUNTY OF PINELLAS  )

     BE IT REMEMBERED that on this 9th day of January 1970, personally came before me, a Notary Public in and for the County and State aforesaid, Herbert J. Frank, President of Aerosonic Corporation, a corporation of the State of Florida, and he duly executed said Agreement of Merger before me and acknowledged the said Agreement of Merger to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said Agreement of Merger and attested by the Secretary of said corporation is the common or corporate seal of said corporation.

     IN WITNESS WHEREOF, I, have hereunto set my hand and seal of office the day and year aforesaid.


                                                         /s/ Sue Davis
                                                         -----------------------
                                                         Notary Public

                                        NOTARY PUBLIC, STATE OF FLORIDA AT LARGE
                                            MY COMMISION EXPIRES MAY 24, 1971

(Seal)

                                    EXHIBIT A

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        INSTRUMENT TECHNOLOGY CORPORATION

          (The original Certificate of Incorporation was filed with the Secretary of State of Delaware on December 26, 1968.)

     First. The name of the corporation is

                        Instrument Technology Corporation

     Second. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     Third. The nature of the business or purposes to be conducted or promoted is:

     To manufacture, produce, assemble, disassemble, fabricate, import, lease, purchase or otherwise acquire, invest in, own, hold, use, license the use of, install, handle, maintain, service, repair, recondition, certify for use under government regulation, sell, pledge, mortgage, exchange, export, import, lease, assign, dispose of, trade, and deal in and with airplanes, aircraft parts and equipment, navigation, electronic, electrical, electro-mechanical, telecommunication, communication, microwave telephone, radio, sonar, and radar and television devices, equipment, components, supplies, parts, apparatus, appliances, tools and machinery.

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

     To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

     To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

     To acquire by purchase, subscription or otherwise, and to receive hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons public or private, or by the government of the United States of America or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, and improvement of the value thereof.

     To borrow or raise moneys for any of the purposes of the corporation from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

     To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

     In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this certificate of incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convinient to the conduct, promotion or attainment of the business or purposes of the corporation.

     The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

     Fourth. This corporation shall have authority to issue two classes of capital stock, as follows:

          (a) Four Hundred Thousand (400,000) shares of Class A non-voting Preferred with a par value of each of such shares of ONE ($1.00) DOLLAR, amounting in the aggregate to Four Hundred Thousand ($400,000) Dollars. To the extent available from retained earnings, each share shall receive semi-annually on the first day of February and the first day of August of each year a dividend of Six Cents ($.06) per share. All unpaid dividends shall be cumulative and paid as retained earnings become available. No dividend on Common Stock may be paid until all cumulative Preferred dividends are fully paid. Each Class A share shall participate equally with each Common share, in the receipt of dividends declared by the Corporation in its capital stock, in securities other than its own stock, and in property other than cash. The value of such dividend shall be credited against all cumulative unpaid dividends. For this purpose value is hereby defined to be fair market value to the extent it can be ascertained at the dividend declaration date, or, if not ascertainable, the book value thereof at the declaration date.

          The corporation shall not be consolidated nor merged into any other company nor shall all or substantially all of its property be sold as an entirety, without an affirmative vote of a majority of the Class A Preferred shares.

          Upon liquidation of the Corporation, in preference to any distribution on Common Stock, each share of Preferred stock shall be entitled to Two ($2.00) Dollars per share and all accumulated unpaid dividends. After March 1, 1974, any share of Class A Preferred Stock is redeemable by the Corporation at a price of Three ($3.00) Dollars per share, upon the giving of not less than thirty (30) days' notice prior to the date fixed for redemption, registered mail, return receipt requested, provided that the holder of any Preferred share may convert to Common Stock at any time prior to the expiration of such thirty (30) days' notice.

          (b) Four Million (4,000,000) shares of Common Stock, and the par value of each of such shares is Ten Cents ($0.10) amounting in the aggregate to Four Hundred Thousand ($400,000) Dollars.

     Fifth. The corporation is to have perpetual existance.

     Sixth. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     To make, alter or repeal the by-laws of the corporation.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     By a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may athorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

     When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

     Seventh. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class (***) of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangements, the said compromise or arrangement and the said reorganiaztion shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     Eighth. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     Ninth. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     The Undersigned, being the Vice-President of Instrument Technology Corporation, does hereby make this certificate, hereby declaring that the foregoing Restated Certificate of Incorporation of Instrument Technology Corporation was duly adopted by the stockholders of Instrument Technology Corporation in accordance with the provisions of section 245 of Title 8 of the Delaware Code of 1953, as amended, on the 9th day of January 1970 that this is my act and deed and the act and deed of the corporation, that the facts herein stated are true, and accordingly I have hereunto set my hand this 9th day of January 1970


                                          KENNETH FOULK
                                          --------------------------------------
                                          Kenneth Foulk
                                          Vice-President
                                          Instrument Technology Corporation

INSTRUMENT TECHNOLOGY
   (Corporate Seal)
      DELAWARE

      Attest:


LAURENCE FRIEDMAN
---------------------
    Secretary

State of Florida     )
                     )  ss:
County of Pinellas   )

     Be it Remembered that on this 9th day of January, 1970, personally came before me, a Notary Public in and for the County and State aforesaid, Kenneth Foulk, Vice-President of Instrument Technology Corporation, a corporation of the State of Delaware, and be duly executed the foregoing Restated Certificate of Incorporation of Instrument Technology Corporation and acknowledged the said Restated Certificate of Incorporation to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said Restated Certificate of Incorporation by the Secretary of said corporation is the common or corporate seal of said corporation.

     In Witness Whereof I have hereunto set my hand and seal of office the day and year aforesaid.


                                                              SUE DAVIS
                                                        ------------------------
                                                              Notary Public

SUE DAVIS
NOTARY PUBLIC
STATE OF FLORIDA AT LARGE